UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

In a press release dated November 3, 2015, ARIAD Pharmaceuticals, Inc. (the “Company”) announced financial results for the third quarter ended September 30, 2015 and provided an update on its corporate objectives. A copy of the press release is attached hereto as Exhibit 99.1. The information in the first sentence of the second paragraph of the press release and under the headings “2015 Third Quarter Financial Results,” and “Today’s Conference Call at 8:30 a.m. ET” and the condensed consolidated financial information included in the press release are incorporated by reference into this Item 2.02 of this Current Report on Form 8-K.

ITEM 8.01	Other Events.

In the press release dated November 3, 2015, the Company also provided updates on its activities related to Iclusig® (ponatinib), brigatinib and AP 32788. Sentences two through five in the second paragraph of the press release and the information set forth under the heading “Recent Progress and Key Objectives,” together with the forward-looking statement disclaimer at the end of the press release, are incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release dated November 3, 2015

The press release contains hypertext links to information on the Company’s websites. The information on the Company’s websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

The portions of the press release dated November 3, 2015 that are incorporated by reference into Item 8.01 of this Current Report on Form 8-K are being filed pursuant to such item. The remaining portions of the press release dated November 3, 2015 are being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date: November 3, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release of ARIAD Pharmaceuticals, Inc. issued on November 3, 2015